UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  September 22, 2010

GP Strategies Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-7234	13-1926739
(Commission File Number)	(IRS Employer Identification No.)

6095 Marshalee Drive, Suite 300, Elkridge, MD	21075
(Address of Principal Executive Offices)	(Zip Code)

(410) 379-3600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 22, 2010, the board of directors of GP Strategies Corporation (the “Company”) approved an amendment to Section 1 of Article VI of the Company’s Amended and Restated By-laws adding the Chief Executive Officer to the officers authorized to execute stock certificates. The text of the amendment is filed as Exhibit 3.2 hereto.

On September 23, 2010, the Company filed a certificate of correction (the “Certificate of Correction”) with the Delaware Secretary of State to correct an inadvertent error in the certificate of amendment that was filed on December 12, 2007 (the “Certificate of Amendment”). The Certificate of Amendment was filed to increase the authorized number of shares of common stock from 25 million shares to 35 million shares, as approved by the stockholders at the annual meeting held on December 10, 2007. When filed with the Delaware Secretary of State, the Certificate of Amendment inadvertently omitted certain provisions unrelated to the number of authorized shares previously set forth in Article Fourth thereof. The Certificate of Correction corrects such inadvertent error by reinserting the previously omitted provisions of Article Fourth, which includes provisions related to the shares of common and preferred stock.  A composite of the Restated Certificate of Incorporation of the Company is filed as Exhibit 3.1 hereto.

Item 8.01 Other Events.

The Company is filing this Current Report on Form 8-K for the purpose of updating the description of its capital stock. That description was contained in the registration statement on Form 8-A, as amended (File No. 001-07234) filed with the Securities and Exchange Commission (the “SEC”) on March 12, 1998 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To the extent the following description is inconsistent with prior filings, it modifies and supersedes those filings.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock summarizes the material terms and provisions of our capital stock. For the complete terms of our capital stock, please refer to our certificate of incorporation and by-laws. The terms of our capital stock may also be affected by Delaware law.

Common Stock

We are authorized to issue 35,000,000 shares of common stock, of which 18,609,664 shares were issued and outstanding as of September 1, 2010. Each stockholder of record is entitled to one vote for each outstanding share of our common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote. After satisfaction of the dividend rights of holders of preferred stock, holders of common stock are entitled to any dividend declared by our board of directors out of funds legally available for this purpose. After the payment of liquidation preferences to holders of any outstanding preferred stock, holders of our common stock are entitled to receive, on a pro rata basis, all of our remaining assets available for distribution to the stockholders in the event of our liquidation, dissolution, or winding up. Holders of our common stock do not have any preemptive right to subscribe or purchase additional shares of any class of our capital stock. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, of which no such shares were issued and outstanding as of September 1, 2010. Our certificate of incorporation allows us to issue, without stockholder approval, preferred stock having rights senior to those of our common stock. Our board of directors is authorized, without further stockholder approval, to issue in one or more series and to fix and designate the rights, preferences, privileges and restrictions of the preferred stock, including:

•                  dividend rights;

•                  conversion rights;

•                  voting rights;

•                  terms of redemption; and

•                  liquidation preferences.

Our issuance of preferred stock may have the effect of delaying or preventing a change in control. Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of our common stock or could adversely affect the rights and powers, including voting rights, of the holders of our common stock. The issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Possible Anti-Takeover Effects

Our certificate of incorporation and bylaws contain provisions that may make it more difficult for a third party to acquire control of our company without the approval of our board of directors. In addition, provisions of Delaware law may hinder or delay an attempted takeover of our company other than through negotiation with our board of directors. These provisions could discourage attempts to acquire us or remove our management even if some or a majority of our stockholders believe this action to be in their best interest, including attempts that might result in our stockholders receiving a premium over the market price of their shares of our common stock.

Board of Directors. The number of directors on our board or directors may only be altered by the action of a majority of the entire board or directors. Our bylaws provide that directors may be removed from office by stockholders with or without cause only by the affirmative vote of a majority of all votes entitled to be cast generally for the election of directors. The stockholders can fill a vacancy on the board or directors at such meeting that results from the removal of a director. Vacancies resulting from the removal of a director that are not filled by the stockholders can be filled by a majority vote of the remaining directors. Vacancies and newly created directorships resulting from any increase in the size of our board of directors may be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum. A director elected by the board of directors to fill a vacancy serves until the next annual meeting of stockholders and until his or her successor is elected and qualifies.

Power to Issue Preferred Stock. Our Board, has the authority, without further action by the holders of our common stock, to issue shares of preferred stock in such series and with such terms and conditions as our board of directors may determine, any or all of which may be greater than the rights of the common stock. Our board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock.

Special Stockholders’ Meetings. Our bylaws provide that special meetings of stockholders may be called by our president or secretary at the request in writing of stockholders owning capital stock representing 50% of the combined voting power of all issued and outstanding classes of capital stock.

Advance Notice Provisions. Our bylaws establish an advance written notice procedure for stockholders seeking to nominate candidates for election as directors at any annual meeting of stockholders and to bring business before an annual meeting of our stockholders. Our bylaws provide that only persons who are nominated by or at the direction of our board or by a stockholder who has given timely written notice to our secretary before the meeting to elect directors will be eligible for election as our directors. Our bylaws also provide that any matter to be presented at any meeting of stockholders must be presented either by our board of directors or by a stockholder in compliance with the procedures in our bylaws. A stockholder must give timely written notice to our secretary of its intention to present a matter before an annual meeting of stockholders.

Section 203 of the Delaware General Corporation Law.  In addition to these provisions of our certificate of incorporation and bylaws, we are subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 prohibits publicly held Delaware corporations from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of a corporation’s voting stock. These provisions could have the effect of delaying, deferring or preventing a change in control of our company or reducing the price that certain investors might be willing to pay in the future for shares of our common stock.

Limitation on Foreign Ownership of our Stock.  The Department of Energy and the Department of Defense have policies regarding foreign ownership, control or influence over government contractors who have access to classified information. If either agency determines that an undue risk to the common defense and security of the United States exists, it may, among other things, terminate the contractor’s or subcontractor’s existing contracts with it. Our certificate of incorporation includes a provision relating to foreign ownership of our common stock that permits us to redeem or require the prompt disposition under certain circumstances of all or any portion of the shares of our common stock owned by a foreign stockholder beneficially owning shares representing 5% or more of the outstanding shares of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company N.A., Providence, Rhode Island.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1                                 Composite of the Restated Certificate of Incorporation of the Registrant including all amendments through December 12, 2007.

3.2                                 Amendment to the Amended and Restated By-Laws.

4.1                                 Specimen Common Stock Certificate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GP STRATEGIES CORPORATION

Date: September 27, 2010	/s/ Sharon Esposito-Mayer
Sharon Esposito-Mayer
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Composite of the Restated Certificate of Incorporation of the Registrant including all amendments through December 12, 2007.
3.2	Amendment to the Amended and Restated By-Laws.
4.1	Specimen Common Stock Certificate.